UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3678799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Ave
Suite 126
Midland Texas, 79701
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (432) 686-7777

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On December 8, 2010, STW Resources Holdings Corp. (the “Company”) entered into a subscription agreement with accredited investors pursuant to which the Company sold 1,300,000 units (each a “Unit” and collectively, the “Units”), each Unit consisting of one share of our common stock, par value $0.001 per share (the “Common Stock”) and a warrant to purchase one share of our Common Stock (each a “Warrant” and collectively, the “Warrants”) for total aggregate consideration of $325,000.  The Warrants shall be exercisable for a period of two years from the date of issuance at an initial exercise price of $0.25.  A FINRA registered broker-dealer was engaged as placement agent in connection with the private placement.  We paid the placement agent a cash fee in the amount of $32,500.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) for the private placement of the above-referenced securities pursuant to Regulation D promulgated under the Securities Act and Section 4(2) thereunder. The investors had access to sufficient information regarding the Company so as to make an informed investment decision. In addition, the Company had a reasonable basis to believe that each purchaser had the requisite sophistication to make an investment in the Company's securities.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Warrant
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STW RESOURCES HOLDING CORP.

Date: December 10, 2010	By:	/s/	Stanley T. Weiner
Stanley T. Weiner
Chief Executive Officer